UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009

Metabasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 26, 2009, Metabasis Therapeutics, Inc., a Delaware corporation (“Metabasis”), entered into an Agreement and Plan of Merger (as it may be amended and supplemented from time to time, the “Merger Agreement”) with Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand”), Moonstone Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Ligand (“Merger Sub”) and David F. Hale as Stockholders’ Representative. The Merger Agreement provides that Merger Sub will be merged with and into Metabasis (the “Merger”), with Metabasis continuing as the surviving corporation and a wholly-owned subsidiary of Ligand.

Under the terms of the Merger Agreement, at the effective time of the Merger (“Effective Time”), each outstanding share of Metabasis’ common stock (other than shares held by Ligand, Merger Sub or Metabasis or by stockholders of Metabasis who have validly exercised their appraisal rights under Delaware law) will be converted into the right to receive (a) a proportionate share of a closing cash payment equal to $3,207,500 less $150,000, which is to be contributed to an account to cover the costs, expenses and compensation of the Stockholders’ Representative Fund, and either (i) plus the amount that the Net Cash Amount (as defined in the Merger Agreement) of Metabasis exceeds the Target Net Cash Amount (as defined in the Merger Agreement) at the closing of the Merger or (ii) less the amount that the Net Cash Amount of Metabasis is less than the Target Net Cash Amount at the closing of the Merger; (b) one Roche CVR (as described below); (c) one TR Beta CVR (as described below); (d) one Glucagon CVR (as described below); and (e) one General CVR (as described below).

The parties have made customary representations, warranties and covenants in the Merger Agreement, including among other things, covenants (a) to conduct their respective businesses in the ordinary course between the date of the Merger Agreement and the Effective Time, (b) that Ligand will prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 in which Metabasis’ proxy statement will be included as a prospectus; (c) for Metabasis to solicit proxies and cause a special meeting of the stockholders of Metabasis to be held to adopt the Merger Agreement and the transactions contemplated thereunder; (d) subject to certain exceptions which permit Metabasis’ board of directors (the “Board”) to withdraw its recommendation if failure to do so would be inconsistent with its fiduciary obligations, for the Board to recommend that the stockholders of Metabasis adopt the Merger Agreement; (e) for Metabasis not to (i) solicit proposals relating to alternative transactions or (ii) subject to certain exceptions which permit the Board to discuss certain unsolicited proposals for alternative transactions received from third parties if failure to do so would be inconsistent with its fiduciary obligations, enter into discussions concerning, or provide information in connection with, alternative transactions; and (f) for Ligand to honor the terms of the existing severance agreements and certain indemnification obligations of Metabasis. Additionally, Ligand has agreed to invest an aggregate of at least $8 million in research, development or commercialization expenses in furtherance of the Metabasis drug programs prior to the 42nd month anniversary of the Effective Time.

Pursuant to the terms of the Merger Agreement, David F. Hale will act as Stockholders’ Representative and (a) negotiate and settle disputes arising under the Merger Agreement, (b) accept delivery of notices, (c) monitor fulfillment of Ligand’s $8 million in funding obligations, (d) confirm satisfaction of Ligand’s obligations under the CVR Agreements (described below) and (e) negotiate and settle matters with respect to the amounts to be paid to the holders of the CVRs (described below).

The consummation of the Merger is subject to certain customary conditions, including, without limitation, (a) the approval of the Merger Agreement and the transactions contemplated thereunder by the stockholders of Metabasis; (b) the absence of any legal prohibitions on the closing of the Merger; (c) subject to certain exceptions, the continued accuracy of Metabasis’ and Ligand’s representations and warranties as of the Effective Time; (d) the absence of any development or event since the date of the Merger

Agreement that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on either Metabasis (in the case of Ligand’s obligation to close) or Ligand (in the case of Metabasis’ obligation to close); (e) the effectiveness of the registration statement relating to the CVRs to be issued in the Merger; (f) obtaining required consents; and (g) no more than 1,750,000 shares of Metabasis common stock being eligible to assert dissenters’ rights.

Under the Merger Agreement, each of Ligand and Metabasis has certain rights to terminate the Merger Agreement and the Merger, including (a) by either party, if the Merger has not been consummated on or prior to February 15, 2010, subject to certain exceptions; (b) by either party, if the required stockholder approval is not obtained; (c) by Ligand, if the Board changes its recommendation regarding the Merger Agreement and the Merger; and (d) by Metabasis, if the Board validly accepts a superior proposal. If (i) Ligand or Metabasis terminates the Merger Agreement in the event the Merger does not occur by February 15, 2010 (as may be extended) and/or the stockholder vote is not obtained and (ii) Ligand has not materially breached any of the representations and warranties in the Merger Agreement and (iii) an acquisition proposal shall have been made prior to the termination of the Merger Agreement and within 12 months after the date of termination of the Merger Agreement Metabasis consummates any acquisition transaction, Metabasis shall pay Ligand a termination fee of $250,000. In the event that either (A) Ligand terminates the Merger Agreement after a change in the Board recommendation or because Metabasis breaches its representations, warranties and other covenants in the Merger Agreement or (B) Metabasis terminates the Merger Agreement to pursue a superior proposal, then Metabasis shall pay Ligand a termination fee of $400,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Metabasis. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that Metabasis delivered to Ligand in connection with signing the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Metabasis and Ligand, rather than establishing matters of fact. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Additionally, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Metabasis’ public disclosures.

Voting Agreement

On October 26, 2009, in connection with the Merger Agreement, Ligand entered into voting agreements with Metabasis’ officers and directors and certain significant stockholders of Metabasis who together represented approximately 29% of Metabasis’ outstanding shares of common stock as of October 26, 2009. Under the terms of the voting agreement, each of the above parties agreed to vote, and irrevocably appointed Ligand as its proxy to, among other matters, vote, all outstanding shares of Metabasis common stock beneficially held by such party as of the record date (a) in favor of the approval of the Merger and adoption of the Merger Agreement; (b) against any other acquisition proposal or superior proposal; and (c) except as otherwise agreed to in writing in advance by Ligand, against any proposal or transaction which would reasonably be expected to prevent or delay the consummation of the Merger or the Merger Agreement. Under the terms of the voting agreement, each such party agreed not to exercise any appraisal rights or any dissenters’ rights that such party may have or could potentially have in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

The foregoing description of the voting agreement does not purport to be complete and is qualified in its entirety by reference to the form of voting agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Contingent Value Rights Agreements

At the closing of the Merger, Ligand, Metabasis and Mellon Investor Services LLC, as Rights Agent, will enter into four Contingent Value Rights Agreements (the “CVR Agreements”), the forms of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4. The CVR Agreements will set forth the rights that holders of the CVRs will have with respect to each CVR (as defined in the Merger Agreement) held by them after the closing of the Merger. As described above under “Merger Agreement,” each eligible Metabasis stockholder will receive one CVR under each of the four CVR Agreements for each share of Metabasis common stock held at the closing of the Merger. The CVRs will be registered under a registration statement to be filed with the SEC by Ligand on a Form S-4 and will, in general, be tradable.

Roche CVR Agreement

Subject to certain adjustments (including the required payments of certain contingent liabilities and contributions to the Stockholders’ Representative fund), holders of the Roche CVRs (as defined in the Roche CVR Agreement), will receive (if and when payable on the January 1st or July 1st following the triggering payment event), the following payouts:

•	65% of any milestone payments received by Ligand or Metabasis after October 1, 2009 under a collaboration and license agreement with Hoffmann-La Roche Inc. and its affiliates (the “Roche Agreement”);

•	68% of any royalty payments received by Ligand or Metabasis after October 1, 2009 under the Roche Agreement;

•

65% of any aggregate proceeds (less reasonable out of pocket expenses and costs incurred by Ligand) received by Ligand or Metabasis after October 1, 2009 in connection with a sale or transfer of the Roche Agreement rights (including royalty rights, milestone payment rights or rights to all or any portion of a drug candidate or technology licensed pursuant to the Roche Agreement); and

•	a proportionate share of any amounts distributed to the holders of CVRs from the Stockholders’ Representative fund.

The foregoing description of the Roche CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Roche CVR Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

TR Beta CVR Agreement

Subject to certain adjustments (including the required payments of certain contingent liabilities and contributions to the Stockholders’ Representative fund), holders of the TR Beta CVRs (as defined in the TR Beta CVR Agreement), will receive (if and when payable on the January 1st or July 1st following the triggering payment event), the following payouts:

•

(a) 50% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with deals related to the TR Beta Program (as defined in the TR Beta CVR Agreement) prior to the sixth anniversary of the Effective Time, (b) 40% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with deals related to the TR Beta Program after the sixth anniversary of the Effective Time and prior to the seventh anniversary of the Effective Time, (c) 30% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with deals related to the TR Beta Program after the seventh anniversary of the Effective Time and prior to the eighth anniversary of the Effective Time or (d) 20% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with deals related to the TR Beta Program after the eighth anniversary of the Effective Time and prior to the tenth anniversary of the Effective Time; and

•	a proportionate share of any amounts distributed to the holders of CVRs from the Stockholders’ Representative fund.

The foregoing description of the TR Beta CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of TR Beta CVR Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Glucagon CVR Agreement

Subject to certain adjustments (including the required payments of certain contingent liabilities and contributions to the Stockholders’ Representative fund), holders of the Glucagon CVRs (as defined in the Glucagon CVR Agreement), will receive (if and when payable on the January 1st or July 1st following the triggering payment event), the following payouts:

•

(a) 50% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with deals related to the Glucagon Program (as defined in the Glucagon CVR Agreement prior to the sixth anniversary of the Effective Time, (b) 40% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with deals related to the Glucagon Program after the sixth anniversary of the Effective Time and prior to the seventh anniversary of the Effective Time, (c) 30% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with deals related to the Glucagon Program after the seventh anniversary of the Effective Time and prior to the eighth anniversary of the Effective Time or (d) 20% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with deals related to the Glucagon Program after the eighth anniversary of the Effective Time and prior to the tenth anniversary of the Effective Time; and

•	a proportionate share of any amounts distributed to the holders of CVRs from the Stockholders’ Representative fund.

The foregoing description of the Glucagon CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Glucagon CVR Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

General CVR Agreement

Subject to certain adjustments (including the required payments of certain contingent liabilities and contributions to the Stockholders’ Representative fund), holders of the General CVRs (as defined in the General CVR Agreement), will receive (if and when payable on the January 1st or July 1st following the triggering payment event), the following payouts:

•

(a) 50% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with each deal related to the DGAT-1 Program, FBPase Inhibitor Program, GK Program, Pradefovir Program, HepDirect Program (each as defined in the General CVR Agreement) or certain other Metabasis drug development programs until such time as Ligand makes research and/or development investments in excess of $700,000 on such program or (b) 25% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with each deal related to the DGAT-1 Program, FBPase Inhibitor Program, GK Program, Pradefovir Program, HepDirect Program or certain other Metabasis drug development programs after such time as Ligand makes research and/or development investments in excess of $700,000 on such program;

•

(a) 90% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with deals related to the ‘7133 Program (as defined in the General CVR Agreement) that occur after October 1, 2009 and within six months after the Effective Time, (b) 30% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with deals related to the ‘7133 Program that occur after the sixth month anniversary of the Effective Time and prior to the two year anniversary of the Effective Time or (c) 10% of any aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with deals related to the ‘7133 Program that occur after the two year anniversary of the Effective Time and prior to the ten year anniversary of the Effective Time;

•

60% of the aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with (a) any sale of certain shares of PeriCor Therapeutics, Inc. stock held by Metabasis, (b) any milestone payments or royalty payments payable pursuant to certain PeriCor Agreements (as defined in the General CVR Agreement) or (c) any full or partial sale or transfer of any rights to receive such milestone payments or royalty payments or all or any portion of a drug candidate or technology from the drug development program licensed pursuant to certain PeriCor Agreements;

•	the amount of any shortfall of Ligand’s guaranteed funding obligations under the Merger Agreement;

•

50% of the aggregate proceeds (less reasonable out of pocket expenses and costs) received by Ligand in connection with any sale of Metabasis’ QM/MM Technology (as defined in the General CVR Agreement); and

•	a proportionate share of any amounts distributed to the holders of CVRs from the Stockholders’ Representative fund.

The foregoing description of the General CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of General CVR Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Important Additional Information

Ligand intends to file with the SEC a registration statement on Form S-4 (“Registration Statement”), which will include Metabasis’ proxy statement and other materials relevant to the proposed Merger and related transactions. The definitive proxy statement will be sent or given to the stockholders of Metabasis. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, INVESTORS AND STOCKHOLDERS OF METABASIS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by Metabasis with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by going to Metabasis’ Investors page on its corporate website at www.mbasis.com or by directing a written request to Metabasis at 11119 North Torrey Pines Road, La Jolla, CA 92037 — Attention: Chief Financial Officer.

Metabasis and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Metabasis stockholders in connection with the Merger. Certain directors and executive officers of Metabasis may have direct or indirect interests in the Merger due to, among other things, securities holdings, pre-existing or future indemnification arrangements, compensation for acting as the Stockholders’ Representative, vesting of equity awards, or rights to severance payments in connection with the Merger. Additional information regarding the directors and executive officers of Metabasis and their interests in the Merger will be contained in the proxy statement that Metabasis intends to file with the SEC.

Ligand and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Metabasis in favor of the proposed transaction. Information concerning Ligand’s directors and executive officers is set forth in Ligand’s proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 29, 2009, and Annual Report on Form 10-K filed with the SEC on March 16, 2009.

Cautionary Statement Regarding Forward-Looking Statements

Investors and stockholders of Metabasis are cautioned that statements in this report that are not strictly historical statements, including, without limitation, statements relating to the expected timing and closing of the transaction constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of Ligand and Metabasis that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the risk that the conditions to the Merger set forth in the Merger Agreement will not be satisfied and the transactions will not be consummated, uncertainties as to the timing of the Merger, uncertainties as to whether the requisite stockholder vote will be obtained, changes in Metabasis’ or Ligand’s business during the period between now and the closing that could cause a condition to closing not to be satisfied, adverse reactions to the proposed transaction by strategic partners, reliance on proprietary technology, management of growth and organizational change, risks associated with litigation, competitive actions in the marketplace, whether Ligand will successfully integrate Metabasis or achieve expected strategic or other benefits resulting in future payments, and adverse actions of governmental entities or other third-parties. The foregoing list sets forth some, but not all, of the factors that could affect Metabasis’ ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties Metabasis faces and a discussion of its financial statements and footnotes, see documents filed with the SEC, including the most recent Annual Report on Form 10-K and all subsequent periodic reports. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Metabasis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Metabasis discontinued Edgardo Baracchini, Ph.D., M.B.A.’s employment as Metabasis’ Senior Vice President of Business Development, effective October 23, 2009.

(c) On October 26, 2009, the Board appointed David F. Hale, Metabasis’ current Executive Chairman, to serve as Acting Principal Executive Officer effective as of October 30, 2009 and contingent upon the previously announced departure of Mark D. Erion, Ph.D., Metabasis’ current President, Chief Executive Officer and Chief Scientific Officer. Biographical information about Mr. Hale was provided in Metabasis’ proxy statement for Metabasis’ 2009 annual meeting of stockholders filed with the SEC on June 9, 2009.

On October 26, 2009, the Board appointed Tran B. Nguyen, M.B.A., Metabasis’ current Vice President of Finance, Chief Financial Officer, Secretary and Treasurer, to serve as Principal Accounting Officer effective as of October 26, 2009. Biographical information about Mr. Nguyen was provided in Metabasis’ proxy statement for Metabasis’ 2009 annual meeting of stockholders filed with the SEC on June 9, 2009.

Item 8.01.	Other Events.

On October 27, 2009, Metabasis and Ligand issued a joint press release announcing the signing of the Merger Agreement, as described in Item 1.01 of this report. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 26, 2009, by and among Ligand Pharmaceuticals Incorporated, Moonstone Acquisition, Inc., Metabasis Therapeutics, Inc. and David F. Hale as Stockholders’ Representative

10.1*	Form of Roche Contingent Value Rights Agreement

10.2*	Form of TR Beta Contingent Value Rights Agreement

10.3*	Form of Glucagon Contingent Value Rights Agreement

10.4*	Form of General Contingent Value Rights Agreement

99.1	Joint Press Release issued by Ligand Pharmaceuticals Incorporated and Metabasis Therapeutics, Inc. dated October 27, 2009

99.2*	Form of Voting Agreement, dated as of October 26, 2009, entered into with Ligand Pharmaceuticals Incorporated by officers, directors and certain significant stockholders of Metabasis Therapeutics, Inc.

*	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on October 28, 2009 by Ligand Pharmaceuticals Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ MARK D. ERION, PH.D.
Mark Erion, Ph.D.
President, Chief Executive Officer and Chief Scientific Officer
Date: October 27, 2009

EXHIBIT INDEX

Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 26, 2009, by and among Ligand Pharmaceuticals Incorporated, Moonstone Acquisition, Inc., Metabasis Therapeutics, Inc. and David F. Hale as Stockholders’ Representative

10.1*	Form of Roche Contingent Value Rights Agreement

10.2*	Form of TR Beta Contingent Value Rights Agreement

10.3*	Form of Glucagon Contingent Value Rights Agreement

10.4*	Form of General Contingent Value Rights Agreement

99.1	Joint Press Release issued by Ligand Pharmaceuticals Incorporated and Metabasis Therapeutics, Inc. dated October 27, 2009

99.2*	Form of Voting Agreement, dated as of October 26, 2009, entered into with Ligand Pharmaceuticals Incorporated by officers, directors and certain significant stockholders of Metabasis Therapeutics, Inc.

*	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on October 28, 2009 by Ligand Pharmaceuticals Incorporated.